FORM OF SUBADVISORY AGREEMENT

K2 GMOF HOLDINGS CORPORATION

THIS SUBADVISORY AGREEMENT made as of __________, 2016, by and between K2/D&S MANAGEMENT CO., L.L.C., a Delaware limited liability company (hereinafter called “K2”), and [SUB-ADVISER], a [___________] incorporated and existing under the laws of [___________] (hereinafter called “Sub-Adviser”).

W I T N E S S E T H

WHEREAS, Franklin K2 Global Macro Opportunities Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”), is an investment company registered with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Investment Company Act of 1940 (the “1940 Act”); and

WHEREAS, K2 GMOF Holdings Corporation, a Cayman Islands exempted company (the “Subsidiary”), is a wholly-owned subsidiary of the Fund which was established in order to facilitate the implementation of the Fund’s investment strategy; and

WHEREAS, the Subsidiary has retained K2 to render investment management services to the Subsidiary pursuant to an investment management agreement (the “Management Agreement”) between the Subsidiary and K2 dated as of _____________, 2016; and

WHEREAS, the Management Agreement provides that K2 may delegate any or all of its investment management services under the Management Agreement to one or more sub-advisers; and

WHEREAS, K2 desires to retain Sub-Adviser to render investment advisory services to the Subsidiary pursuant to the terms and provisions of this Agreement, and Sub-Adviser is willing to furnish said services.

NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1.               Appointment of Sub-Adviser.

(a)             K2 hereby appoints Sub-Adviser to act as a sub-adviser for the Subsidiary, subject to the overall policies, direction and review of the Subsidiary’s Sole Director (the “Sole Director”) and to the instructions and supervision of K2.  Sub-Adviser shall manage the investment and reinvestment of the assets of the Subsidiary in accordance with such investment strategies and within such guidelines and limitations as K2 and the Sub-Adviser shall agree from time to time (the “Investment Guidelines”).  Sub-Adviser acknowledges and agrees that the various investment management services provided herein will apply to the portion of the Subsidiary’s assets allocated to Sub-Adviser by K2, from time to time, which may consist of all, a portion or none of the Subsidiary’s assets (the “Sub-Advised Portion”).  The Sub-Adviser may provide the various investment advisory services hereunder with respect to the Sub-Advised

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Portion, in whole or in part, to the Fund, as well as the Subsidiary. Consequently, any references to the Sub-Advised Portion in this Agreement or in any document related to this Agreement (such as the Investment Guidelines) shall mean the portion of the assets allocated to the Sub-Adviser whether traded by the Fund, the Subsidiary or both. Sub-Adviser hereby accepts such appointment and agrees during such period, subject to oversight of the Sole Director and K2 as set forth herein, to render the services and to assume the obligations set forth herein.

(b)            The Sub-Adviser shall not be responsible for aspects of the Subsidiary’s investment program other than the implementation of the Investment Guidelines with respect to the Sub-Advised Portion unless expressly set forth herein.

2.               Services to be Rendered by the Sub-Adviser.

(a)             Investment Program.  The Sub-Adviser shall formulate and implement a continuous investment program for the Sub-Advised Portion, such program being specified in the Investment Guidelines (the “Investment Program”), determining in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Sub-Advised Portion in a manner consistent with (i) the Investment Guidelines, (ii) the investment policies and restrictions of the Fund as set forth in the Fund’s prospectus (the “Prospectus”) and statement of additional information (“SAI”) included in the Trust’s registration statement on Form N-1A under the 1940 Act, as may be amended or supplemented from time to time, (iii) the Subsidiary’s Memorandum and Articles of Association (the “Articles”), as may be amended or supplemented from time to time, and (iv) any written instructions or policies which the Sole Director or K2 may deliver to the Sub-Adviser from time to time and the policies and procedures adopted by the Trust pursuant to Rule 38a-1 of the 1940 Act that are applicable to the Fund and delivered to the Sub-Adviser (together, the “Policies”); provided that the Sub-Adviser shall bear no responsibility or liability for failure to comply with any amendment or supplement referenced in this paragraph until the Sub-Adviser has received and had a reasonable opportunity to review such amendment or supplement. In the implementation of the Investment Program, the Sub-Adviser shall determine what investments shall be purchased, held, sold or exchanged by the Sub-Advised Portion and what portion, if any, of the assets of the Sub-Advised Portion shall be held in cash or cash equivalents.

In the performance of its duties, the Sub-Adviser shall comply with (i) applicable laws and regulations, including, but not limited to, any applicable provisions of the 1940 Act, the Investment Advisers Act of 1940 (the “Advisers Act”), and the Commodity Exchange Act (the “CEA”), and the rules under each, (ii) the terms of this Agreement, (iii) the Investment Guidelines and (iv) the Policies as may be amended or supplemented from time to time provided that the Sub-Adviser shall bear no responsibility or liability for failure to comply with any amendment or supplement to any Policy until the Sub-Adviser has received and had a reasonable opportunity to review such amendment or supplement, and in each case to the extent specifically applicable to the Sub-Adviser in its capacity as Sub-Adviser to the Subsidiary.

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(b)            Portfolio Transactions.

(i)              To the extent that Sub-Adviser liaises with counterparties with respect to the Sub-Advised Portion for brokerage, futures and options clearing and ISDA purposes, Sub-Adviser shall use such counterparties under agreements set up by, and in the name of, the Subsidiary.  Save as set out in 2(b)(ii) below, Sub-Adviser shall not establish any brokerage, futures and options clearing or ISDA arrangements for the Sub-Advised Portion without the prior express written consent of K2.

(ii)            Sub-Adviser shall place orders for the execution of portfolio transactions for the Sub-Advised Portion with executing brokers and dealers selected by Sub-Adviser on behalf of the Subsidiary.  In the placement of orders for the purchase and sale of investments for the Sub-Advised Portion, the Sub-Adviser shall seek to obtain best execution in accordance with the Sub-Adviser’s Execution Policy.  It is understood in accordance with Section 28(e) of the Securities Exchange Act of 1934 that Sub-Adviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if Sub-Adviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Subsidiary or Sub-Adviser’s overall responsibilities to Sub-Adviser’s discretionary accounts.

(iii)          On occasions when the Sub-Adviser deems the purchase or sale of a security or other investment to be in the best interest of the Subsidiary as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate orders of the Subsidiary and such other clients for the purchase or sale of such security or other investment.  Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in a manner that the Sub-Adviser considers to be fair and equitable.

(c)             Board Reports.  Sub-Adviser shall provide the Sole Director at such times as may be reasonably requested by the Subsidiary’s Sole Director a report of its activities hereunder on behalf of the Sub-Advised Portion, all in such form and detail as reasonably requested by K2 and the Sole Director.  Sub-Adviser shall also make an investment officer available to meet with the Sole Director as K2 or the Sole Director may reasonably request.

(d)            Proxy Voting. To the extent applicable, Sub-Adviser shall be required to vote all proxies, with respect to the Sub-Advised Portion, in accordance with Sub-Adviser’s proxy voting policies and procedures, provided that K2 reserves the right to vote said proxies upon providing a written instruction to Sub-Adviser.  Sub-Adviser shall make all proxy votes available to K2 upon its written request. If both Sub-Adviser and another entity managing assets of the Subsidiary have invested the Subsidiary’s assets in the same security, Sub-Adviser and such other entity will each have the power to vote its pro rata share of such security in accordance with its respective proxy voting policies and procedures.  Sub-Adviser will establish a process for the timely distribution of Sub-Adviser’s voting record with respect to the Subsidiary’s securities and other information necessary for the Subsidiary to complete information required by applicable regulatory filings.

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(e)             Daily Trade Reporting.  In connection with any purchase or sale of securities or other financial instruments for the Sub-Advised Portion, the Sub-Adviser shall cooperate with the clearing brokers and/or executing brokers of the Subsidiary to arrange for the transmission to the custodian for the Subsidiary (the “Custodian”) and other service providers of the Subsidiary (as reasonably requested in writing by K2 in advance) on a daily basis such confirmation, trade tickets, and other information reasonably requested by the Custodian to enable the Custodian to perform its custodial, administrative and record-keeping responsibilities with respect to the Fund and the Subsidiary.  Copies of such confirmations, trade tickets, and other information shall be concurrently provided to the Fund’s and the Subsidiary’s administrator or its designee (the “Administrator”).

(f)             Monitoring of the Sub-Advised Portion.  Sub-Adviser shall be responsible for daily monitoring of the investment activities and portfolio holdings of the Sub-Advised Portion to ensure compliance with the Investment Guidelines, Prospectus, SAI, Policies and applicable law.  Sub-Adviser shall advise K2 promptly in the event it becomes aware of any non-compliance with any of the above with respect to the Sub-Advised Portion.

(g)            Valuation of Sub-Advised Portion.  Sub-Adviser agrees to promptly notify K2 of “significant events” of which it becomes aware that occur when the market is closed that may affect the value of such investments. Sub-Adviser shall promptly notify K2 of such event. Sub-Adviser shall provide reasonable assistance to the Administrator and other applicable parties designated by the Administrator in determining the fair value of such assets subject to a “significant event” or any assets held in the Sub-Advised Portion for which market quotations are not readily available or for which K2, the Administrator and the Sole Director have otherwise determined to fair value; provided, however that the parties hereto acknowledge and agree that valuation of the Sub-Advised Portion’s assets is not the responsibility of the Sub-Adviser.

(h)            Review of Materials.  Upon K2’s request, Sub-Adviser shall review and comment on selected portions relating to Sub-Adviser and/or the Investment Guidelines of the Prospectus, the SAI, other offering documents and marketing materials prepared by K2 (or its affiliates) for the Fund.  Sub-Adviser shall promptly notify K2 if any information in the Prospectus, SAI or other materials that the Sub-Adviser has reviewed or provided is (or will become) inaccurate or incomplete.

(i)              Delegation.  Sub-Adviser may not delegate to one or more entities any of the services for which Sub-Adviser is responsible under this Agreement without the prior consent and approval of K2 and the Sole Director.  In the event that Sub-Adviser requests, and K2 and the Sole Director consent to, any such delegation, Sub-Adviser will be responsible for the compensation, if any, of any such entities for such services, will continue to have responsibility and liability for all such services required to be provided under this Agreement and will supervise each delegate in its performance of its services for the Subsidiary with a view to preventing violations of the federal securities laws.

(j)              Independent Contractor. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Subsidiary or K2 in any way, including in any litigation or administrative proceeding involving the Subsidiary or any security

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or investment held by the Subsidiary, or otherwise be deemed an agent of the Subsidiary or K2, except as expressly authorized in this Agreement or another writing by the Subsidiary or K2.

(k)            Legal Proceedings.  The Sub-Adviser shall not act for, represent, or purport to bind the Subsidiary or K2 in any legal or administrative proceeding involving the Subsidiary or any such proceedings involving any security or investment currently or formerly held by the Subsidiary, including, without limitation, class action lawsuits, regulatory or governmental victim funds, and bankruptcy proceedings without the written consent of the Subsidiary or K2, as the case may be.  The Sub-Adviser does, however, agree that it will promptly notify K2 of any legal matters affecting the Subsidiary or any security or investment currently or formerly held in the Subsidiary, that Sub-Adviser becomes aware of and reasonably believes the Subsidiary and K2 should consider pursuing (“Legal Matters”).  Sub-Adviser agrees to cooperate with K2 to provide reasonable assistance regarding any Legal Matters, including providing factual information in its possession regarding such Legal Matters as the Subsidiary and/or K2 may reasonably request.

3.               Expenses.  During the term of this Agreement, Sub-Adviser shall bear its own expenses incurred in connection with its activities under this Agreement other than the cost of financial instruments (including brokerage commissions, if any) acquired and disposed for the Sub-Advised Portion.  The Subsidiary and K2 will be responsible for all of their respective expenses.

4.               Books and Records; Notices of Events.

(a)             Books and Records.  Sub-Adviser hereby agrees to maintain such separate detailed records with respect to the Sub-Advised Portion as it would be required to maintain under applicable laws and regulations, including Rule 31a-1 of the 1940 Act, in its capacity as Sub-Adviser to the Subsidiary with respect to the Sub-Advised Portion if the Subsidiary was registered under the 1940 Act, and that all such records are the property of the Subsidiary. Sub-Adviser further agrees to surrender promptly to the Subsidiary, or to any third party at the Subsidiary’s direction, any of such records upon the Subsidiary’s reasonable request.  Sub-Adviser further agrees to preserve such records for the periods and in the place prescribed by the Rules under the 1940 Act to the extent they would apply to the Sub-Adviser in its capacity as Sub-Adviser to the Subsidiary with respect to the Sub-Advised Portion if the Subsidiary was registered under the 1940 Act.

(b)            Notice of Certain Events.  Sub-Adviser will promptly notify K2 in writing of the occurrence of any of the following events:

(i)              Sub-Adviser ceases to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

(ii)            to the extent permitted by applicable law and regulation, the occurrence of any inspections, notices or inquiries (not including routine correspondence in the ordinary course of business) from any governmental, administrative or self-regulatory agency, or actions, suits or proceedings involving the affairs of the Subsidiary or Sub-Adviser’s

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management of the Sub-Advised Portion, or  the Sub-Adviser’s affiliates, if any, that provide investment advisory services or act as general partner or managing member of an investment fund (each a “Sub-Adviser Affiliate”);

(iii)          any change in control or management of Sub-Adviser or any Sub-Adviser Affiliate (within the meaning of the Advisers Act and/or the 1940 Act, and the rules promulgated thereunder); and

(iv)          any changes in the executive board of the Sub-Adviser.

(c)             Compliance Notices.  Throughout the term of this Agreement, Sub-Adviser shall submit to K2 to the extent permitted by applicable law and regulation: (a) material changes to Sub-Adviser’s written policies and procedures as required by Rule 206(4)-7 under the Advisers Act and Rule 38a-1 under the 1940 Act to the extent that they relate to the services provided by Sub-Adviser to the Subsidiary with respect to the Sub-Advised Portion (“Compliance Policies”), (b) notification of regulatory examinations of Sub-Adviser or any Sub-Adviser Affiliate (not including routine correspondence in the ordinary course of business) and general descriptions of the results of such examinations, and (c) notification of any material compliance matter that relates to the services provided by Sub-Adviser to the Subsidiary including but not limited to any material violation of the Compliance Policies or of the code of ethics of Sub-Adviser. Throughout the term of this Agreement, Sub-Adviser shall provide K2 with any certifications in such form as K2 reasonably requests from time to time, and any information and access to personnel and resources (including those resources that will permit testing of the Compliance Policies by K2) that K2 may reasonably request to enable the Fund to comply with Rule 38a-1 under the 1940 Act.

(d)            Documents.  K2 has furnished or will furnish to Sub-Adviser as soon as available copies (and any amendments thereto) of the Articles; the Prospectus and SAI; the Management Agreement; and the Policies. K2 has furnished the Sub-Adviser with a list of any broker or dealer which is (i) an affiliated person of K2 or the Subsidiary; (ii) a principal underwriter of the Subsidiary’s shares; or (iii) an affiliated person of such affiliated person or principal underwriter (the “List”), and K2 agrees to provide written notice to the Sub-Adviser of any changes to the List.  K2 acknowledges that the Sub-Adviser shall not be bound by any changes to the List until the Sub-Adviser has received notice of such changes and had a reasonable transition period, not to exceed 5 business days from the date on which the notice is received, to implement such changes.

5.               Compensation.

(a)             K2 shall pay a monthly fee in cash to Sub-Adviser calculated daily at an annual rate based on a percentage of the value of the Sub-Advised Portion’s net assets as compensation for the services rendered and obligations assumed by Sub-Adviser during the preceding month.  The sub-advisory fee under this Agreement shall be payable on the fifteenth (15th) calendar day of each month following the effective date of this Agreement, and shall be reduced by the amount of any advance payments made by K2 relating to the previous month. The annual rate of the sub-advisory fee shall be as follows:

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[____________________________].

(b)            If this Agreement is terminated prior to the end of any month, the monthly fee shall be prorated for that month according to the proportion of the number of calendar days in the month during which the Agreement is in effect with respect to the total number of calendar days in the month.  The prorated monthly fee shall be payable within 15 calendar days after the date of termination.

6.               Representations, Warranties and Covenants.

(a)             Sub-Adviser.  Sub-Adviser represents and warrants to K2 that:

(i)              the retention of Sub-Adviser by K2 as contemplated by this Agreement is permitted under Sub-Adviser’s governing documents;

(ii)            the execution, delivery and performance of this Agreement do not violate any obligation by which Sub-Adviser or its property is bound, whether arising by contract, operation of law or otherwise;

(iii)          this Agreement has been duly authorized by appropriate action of Sub-Adviser and when executed and delivered by Sub-Adviser will be a legal, valid and binding obligation of Sub-Adviser;

(iv)          Sub-Adviser is registered as an investment adviser under the Advisers Act and is duly registered and/or licensed with all other regulatory bodies necessary or appropriate to perform its obligations under this Agreement;

(v)            Sub-Adviser is registered with the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity trading advisor” and is a member in good standing of the National Futures Association (“NFA”).  Sub-Adviser intends to treat the Subsidiary as an exempt account under CFTC Rule 4.7(c).  Sub-Adviser will notify K2 immediately upon having a reasonable basis for believing that Sub-Adviser will withdraw its commodity trading advisor registration and, in any case, no later than 60 days prior to the withdrawal of such registration.  In addition, Sub-Adviser will promptly notify K2 if it withdraws its notice of claim of exemption pursuant to Rule 4.7(c).  Sub-Adviser’s reliance on Rule 4.7 will not affect its obligation to comply with all other applicable provisions of the CEA or the rules of the CFTC and NFA; and

(vi)          Sub-Adviser is not prohibited by the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement.

(b)            K2.  K2 represents and warrants to the Sub-Adviser that:

(i)              the retention of the Sub-Adviser by K2 as contemplated by this Agreement is not prohibited by K2’s governing documents;

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(ii)            the execution, delivery and performance of this Agreement do not violate any obligation by which K2 or any of its property is bound, whether arising by contract, operation of law or otherwise;

(iii)          this Agreement has been duly authorized by appropriate action of K2 and when executed and delivered by K2 will be a legal, valid and binding obligation, enforceable against K2 in accordance with its terms;

(iv)          K2 is registered as a “commodity pool operator” under the CEA; and

(v)            K2 has in place all regulatory approvals, licenses and/or exemptions as may be necessary in order for it enter into and perform its obligations under this Agreement.

(c)             Each of K2 and the Subsidiary acknowledges and agrees that:

(i)               the Sub-Adviser may, in its sole discretion, make changes to the Investment Program from time to time, including as a result of its ongoing research and development, without prior notification to K2 or the Subsidiary provided that any change to the investment objective of the Sub-Advised Portion or to the Investment Guidelines (as defined in this Agreement) will only be made upon the prior written consent of K2 or the Subsidiary;

(d)            The Subsidiary.  The Subsidiary represents and warrants to the Sub-Adviser that:

(i)              the retention of the Sub-Adviser by K2 as contemplated by this Agreement is not prohibited by the Subsidiary’s governing documents;

(ii)            the execution, delivery and performance of certain of the terms of this Agreement by the Subsidiary do not violate any obligation by which the Subsidiary or any of its property is bound, whether arising by contract, operation of law or otherwise;

(iii)          this Agreement has been duly authorized by appropriate action  and when executed and delivered by the Subsidiary will be a legal, valid and binding obligation, enforceable against the Subsidiary in accordance with its terms;

(iv)          the Subsidiary is a “qualified eligible person” as that term is defined in CFTC Regulation 4.7 and consents to being treated as an exempt account under CFTC Rule 4.7(c); and

(v)            the Subsidiary is an ‘eligible contract participant’ (as such term is defined in Section 1(a)(18) of the CEA).

7.               Liability; Indemnification.

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(a)             Liability.  Neither Sub-Adviser nor any of its directors, officers or employees shall be subject to liability to K2 or the Subsidiary or to any shareholder of the Subsidiary for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder, for any losses that may be sustained in the purchase, holding or sale of any security by the Subsidiary, or as a result of any activities of any other sub-adviser appointed by K2 to provide investment management services to the Subsidiary, provided that nothing herein shall be construed to protect the Sub-Adviser or any director, officer or employee of Sub-Adviser in the event of (i) Sub-Adviser’s material breach of this Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Sub-Advised Portion or the Sub-Adviser to the extent that such statement was made in reliance on written information furnished to the Subsidiary and K2 by the Sub-Adviser or any director, officer, agent or employee of the Sub-Advisor for use therein.

(b)            Indemnification.  Sub-Adviser agrees to indemnify and hold harmless the Subsidiary, K2 and each of its affiliates, officers, directors, trustees, and employees (each a “Franklin Indemnified Party”) harmless from, against, for and in respect of all losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to (i) Sub-Adviser’s material breach of this Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Sub-Advised Portion or the Sub-Adviser to the extent that such statement was made in reliance on written information furnished to the Subsidiary and K2 by the Sub-Adviser or any director, officer, agent or employee of the Sub-Adviser for use therein, together with all legal and other expenses reasonably incurred by any such Franklin Indemnified Party in connection with such liability.

(c)             Liability.  Neither K2 (including its directors, officers and employees) nor the Subsidiary shall be subject to liability to the Sub-Adviser for any error of judgment or mistake of law by K2, pertaining to the Subsidiary, provided that nothing herein shall be construed to protect K2 (including its directors, officers and employees) or the Subsidiary in the event of (i) K2’s material breach of this Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations hereunder or under the Management Agreement between K2 and the Subsidiary or (ii) any untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, proxy materials, reports, advertisements, sales literature or other materials unless such statement was made in reliance on written information furnished to the Subsidiary and K2 by the Sub-Adviser or any director, officer, agent or employee of the Sub-Adviser for use therein.

(d)            Indemnification.  K2 and the Subsidiary agree to indemnify and hold harmless the Sub-Adviser and each of its affiliates, officers, partners, and employees (each a “Sub-Adviser Indemnified Party”) against, all losses, damages, costs and expenses incurred by a Sub-Adviser Indemnified Party with respect to (i) K2’s material breach of this Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder or under the Management Agreement between K2 and the Subsidiary or (ii) any

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untrue statement of a material fact (or an omission of such statement) contained in the Prospectus, SAI, proxy materials, reports, advertisements, sales literature or other materials pertaining to the Sub-Advised Portion or the Sub-Adviser unless such statement was made in reliance on written information furnished to the Subsidiary and K2 by the Sub-Adviser or any director, officer, agent or employee of the Sub-Adviser for use therein, together with all legal and other expenses reasonably incurred by any such Sub-Adviser Indemnified Party in connection with such liability.

8.               Confidentiality.

(a)             Sub-Adviser will treat confidentially and as proprietary information of the Subsidiary all records and other information relative to the Subsidiary and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Subsidiary, which approval shall not be unreasonably withheld and may not be withheld where Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Subsidiary.

(b)            Each of K2 and the Subsidiary acknowledges that all information relating (but not limited) to the Investment Program, the Sub-Adviser’s trading programs generally, its systems, methodologies, trading techniques, research, strategies, models and other commercial information relating to the Sub-Adviser (the “Sub-Adviser Confidential Information”) are proprietary in nature and confidential and agrees to keep all such Sub-Adviser Confidential Information confidential.

(c)             Notwithstanding 8(a) and (b) above, each of the parties may disclose such confidential information to the extent required by applicable law, regulation, rule of any exchange or order or request of any governmental or regulatory agency to which that party might be subject, to those of its employees, agents or service providers who need to know such information to perform their duties, to professional advisers who are bound by a duty of confidentiality substantially the same as that of the disclosing party, with prior written consent of the other party(ies) or where the confidential information has come into the public domain other than via a breach of an obligation of confidentiality.  To the extent legally permissible, each of the parties will provide written notice to the other party(ies) of the disclosure of such confidential information to the extent required by applicable law, regulation, rule of any exchange or order or request of any governmental or regulatory agency to which that party might be subject.

(d)            The obligations in this Section 8 to keep any such information confidential shall continue to apply after the expiry or termination of this Agreement, howsoever terminated.

9.               Other Accounts.

(a)             It is understood that the services provided by Sub-Adviser are not to be deemed exclusive.  K2 acknowledges that Sub-Adviser may have investment responsibilities, or render investment advice to, or perform other investment advisory services, for individuals or entities, including other investment companies registered pursuant to the 1940 Act (“Clients”),

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which may invest in the same type of securities as the Subsidiary.  K2 agrees that Sub-Adviser may give advice or exercise investment responsibility and take such other action with respect to such Clients which may differ from advice given or the timing or nature of action taken with respect to the Sub-Advised Portion.

(b)            Sub-Adviser may not consult with any other sub-advisers for the Fund or other series of the Trust about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Subsidiary, the Fund or the Trust.  Nothing in this Agreement shall be construed to prevent Sub-Adviser from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Subsidiary or the Fund or securities or other assets held or to be acquired by the Subsidiary or the Fund.

10.            Term; Termination.

(a)             This Agreement shall be effective as of the date given above and shall continue in effect for two (2) years.  It is renewable annually thereafter so long as such continuance is specifically approved at least annually by the Sole Director.

(b)            This Agreement may be terminated at any time, without payment of any penalty, (i) by the Sole Director, upon sixty (60) days’ written notice to K2 and Sub-Adviser, (ii) by K2 or Sub-Adviser upon at least sixty (60) days’ written notice to the other party, (iii) by K2 or the Subsidiary upon a material breach by Sub-Adviser of any of Sub-Adviser’s obligations or representations under this Agreement if such breach is not corrected within five (5) business days after notice thereof by K2 or the Subsidiary, and (iv) by the Sub-Adviser upon a material breach by any of the Subsidiary or K2 of an obligation or representation under this Agreement if such breach is not corrected within five (5) business days after notice thereof by the Sub-Adviser.

(c)             This Agreement shall not be assigned without the consent of the Sole Director on behalf of the Subsidiary, and will terminate upon any termination of the Management Agreement between K2 and the Subsidiary.

(d)            This  Agreement shall terminate immediately on the Sub-Adviser’s written notice to the other parties in circumstances where the Sub-Adviser ceases to have a permission under Part IV of the Financial Services and Markets Act 2000 which covers the performance of the services under this Agreement.

(e)             This Agreement shall terminate immediately on written notice from one party to the others in the event that any of the parties has become insolvent, gone into liquidation (other than a voluntary liquidation for the purpose of reconstruction or amalgamation forthwith to be carried into effect) or seeks to enter into a formal arrangement with its creditors;

(f)             Upon notification of termination of this Agreement, the Sub-Adviser shall continue to provide the services under this Agreement during any notice period, save as otherwise agreed upon with K2.

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(g)            Termination shall not affect the status, obligations or liabilities of any party hereto to the others (including, without limitation, K2’s obligation to pay fees in respect of the period prior to termination in accordance with this Agreement).

11.            Use of Name in Marketing Materials.  During the term of this Agreement, Sub-Adviser may not use the name of the Subsidiary in any marketing or advertising material unless otherwise expressly authorized in advance and in writing by K2.  Save to the limited extent set out in Sections 2(h), 7(a)(ii) and 7(b)(ii), the Sub-Adviser is not responsible for any marketing activity or marketing materials for the Subsidiary and will have no liability in this regard.

12.            Notices.  All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, facsimile or e-mail (confirmed by telephone); notice is effective when received.  Notice shall be given to the parties at the following addresses:

K2:                  K2/D&S Management Co., L.L.C.

300 Atlantic Street

12th Floor

Stamford, CT 06901

Attn: Legal

Email:

Telephone:

Sub-Adviser:  [________________]

[________________]

[________________]

Attn: [________________]

Email: [________________]

Telephone: [________________]

Subsidiary:     K2 GMOF Holdings Corporation

One Franklin Parkway

San Mateo, California 94403

Attn: General Counsel

Email:

Telephone:

13.            Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14.            Governing Law.  This Agreement shall be interpreted in accordance with and governed by the laws of the State of Delaware of the United States of America, without regard to conflicts of law principles.

15.            Headings; References.  Headings to Sections herein are for the convenience of the parties only and are not intended to be or to affect the meaning or interpretation of this

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Agreement.  Unless the context otherwise requires, any reference to a Section herein shall be deemed to be a reference to a Section of this Agreement.

16.            Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.            Amendments.  This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by the Sole Director.

[Signature page follows.]

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PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMODITY FUTURES TRADING COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN ANY TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED ANY TRADING PROGRAM OF THE ADVISOR OR THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers.

K2/D&S MANAGEMENT CO., L.L.C.

By:

Title:

[________________]

By:

Title:

K2 GMOF Holdings Corporation hereby acknowledges and agrees to the provision of Sections 3, 6, 7 and 8 of this Agreement.

K2 GMOF Holdings corporation

By:

Title:

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